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PRICING SUPPLEMENT NO.  2  DATED                   Filed Pursuant to
March 28, 1996 TO PROSPECTUS DATED                 Rule 424(b)(5)
March 19, 1996                                     File No. 333-01261



                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series B
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 19, 1996.

Aggregate Principal Amount:               $5,498,000.00
Original Issue Date (Settlement Date)      April 2, 1996
Stated Maturity Date:                      March 15, 2003
Issue Price to Public:                    100.00% of Principal Amount
Interest Rate:                            8.125% Per Annum
Interest Payment Dates:                   March 15 and September 15 and
                                          semi-annually thereafter
                                          Commencing September 15, 1996
Survivor's Option:                        [ X ] Yes    [   ] No
Optional Redemption:                      [ X ] Yes    [   ] No
Initial Redemption Date:                  March 15, 1998
Redemption Price:                         Initially 101.00% of Principal
                                          Amount and 100.00% after the
                                          first anniversary of the Initial
                                          Redemption Date.

       Agent                              Principal Amount of Notes
                                           Solicited by Each Agent

J.W. Korth & Company                      $5,498,000.00


                                      Per Note
                                    Sold by Agents
                                     To Public           Total

Issue Price:                        $1,000.00          $5,498,000.00
Agent's Discount or Commission:     $    4.00          $   21,992.00
Maximum Dealer's Discount or
  Selling Concession:               $   18.50          $  101,713.00
Proceeds to the Company:            $  977.50          $5,374,295.00

CUSIP Number:   12589QKB1
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